Exhibit 99.1

PRESS RELEASE

Tranzyme Pharma Announces Fourth Quarter
and Full-Year 2011 Financial Results

RESEARCH TRIANGLE PARK, N.C. (February 28, 2012) - Tranzyme Pharma (NASDAQ: TZYM), a late-stage biopharmaceutical company focused on discovering, developing and commercializing novel, first-in-class small molecule therapeutics for the treatment of acute (hospital‑based) and chronic gastrointestinal (GI) motility disorders today announced its financial results for the fourth quarter and fiscal year ended December 31, 2011.

“We made significant progress in 2011 advancing our two key development programs through late-stage clinical testing in patients with GI motility disorders. We are very pleased that patient enrollment is complete in both of our Phase 3 pivotal trials and we look forward to announcing data from these trials in the first half of this year,” said Vipin K. Garg, Ph.D., President and CEO of Tranzyme. “In addition, patient enrollment in our Phase 2b trial for TZP-102 for diabetic gastroparesis is on track to be completed in the second half of 2012 and we plan to announce top-line data by year-end.”

Recent Highlights and Developments
Ulimorelin Phase 3 Trial Completion

•
Patient enrollment in the ULISES 007 and 008 Phase 3 pivotal trials of ulimorelin for the acceleration of gastrointestinal recovery in patients undergoing abdominal surgery is complete. Ulimorelin is an intravenous ghrelin agonist discovered by Tranzyme using its proprietary drug discovery technology.

Debt Financing

•
On January 31, 2012, Tranzyme received an additional net $9.3 million in term loan proceeds through an amendment and restatement of its existing debt financing facility. This financing extends the Company's cash runway into Q4 2013.

Select Fourth Quarter 2011 Financial Results

Total revenue for the fourth quarter of 2011 was $2.2 million compared to $2.9 million in the same period last year. Research and development expenses were $7.7 million in the fourth quarter 2011 as compared to $2.4 million for the same period in 2010. The increase during the period reflects costs associated with the two Phase 3 pivotal trials for ulimorelin and the Phase 2b clinical trial for TZP-102. General and administrative expenses were $2.1 million in the fourth quarter 2011 versus $1.0 million in the same period last year, reflecting increased expenses relating to pre-commercialization and corporate governance activities. The Company reported a consolidated net loss of $8.0 million compared to $1.1 million for the fourth quarter of 2010.

Select Fiscal Year 2011 Financial Results

Total revenue for fiscal year 2011 was $10.2 million compared to $8.5 million in 2010. Total operating expenses in 2011 were $30.9 million compared to $14.0 million in 2010. Research and development expenses were $24.9 million compared to $10.1 million in 2010. The increase during the period reflects costs associated with the two Phase 3 pivotal trials for ulimorelin and the Phase 2b clinical trial for TZP-102. General and administrative expenses were $6.0 million compared to $3.9 million in 2010, reflecting increased expenses relating to pre-commercialization and corporate governance activities. Net loss in fiscal year 2011 was $22.2 million compared to $7.3 million in 2010. Cash and cash equivalents were $40.9 million at December 31, 2011.

Conference Call Details

The Company will host a conference call on Wednesday, February 29, 2012 at 8:30 am ET to discuss its fourth quarter 2011 financial results and present information concerning its business and strategies. To participate in the live call, please dial (877) 670-9784 (U.S. and Canada) or (970) 315-0430 (international), five to ten minutes prior to the start of the call. A live audio webcast will also be available in the “Investors” section of the Tranzyme Pharma website, www.tranzyme.com.

A replay of the conference call will be available from February 29, 2012 at 11:30 am ET through March 7, 2012. Investors may listen to the replay by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), with the passcode 53107188. The webcast will also be archived for on-demand listening for 30 days at www.tranzyme.com.

About Tranzyme Pharma

Tranzyme Pharma is a late-stage biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics for the treatment of upper gastrointestinal (GI) motility disorders. While approximately 20 percent of adults worldwide are affected by these persistent and recurring conditions which disrupt the normal movement of food throughout the GI tract, currently there are a limited number of safe and effective treatment options. Tranzyme is developing an intravenous drug, ulimorelin, for patients in acute (hospital-based) settings, as well as an oral drug, TZP-102, for chronic conditions. Top-line data from the recently completed Phase 3 trials of ulimorelin are expected in the first half of 2012, and enrollment in a Phase 2b trial of TZP-102 is ongoing. Together these product candidates target a significant underserved market. By leveraging its proprietary drug discovery technology, Tranzyme is committed to pursuing first-in-class medicines to address areas of significant unmet medical needs.

Forward-Looking Statements

Statements in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. We intend these forward-looking statements, including without limitation, those statements relating to completion of patient enrollment, the expected release date for clinical trial data and the submission of the NDA for ulimorelin, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to enrollment and successful completion of our trials, risk of unforeseen side effects, risks related to our collaborations and risks related to regulatory approval of new drug candidates. Further information on these and other factors that could affect the company's financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Form 10-Q which was filed with the SEC on November 10, 2011, and subsequent filings with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

Tranzyme, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Licensing and royalty revenue	$1,429	$1,937	$6,940	$6,094
Research revenue	782	993	3,227	2,444
Total revenue	2,211	2,930	10,167	8,538
Operating expenses:
Research and development	7,727	2,377	24,884	10,081
General and administrative	2,113	1,009	6,028	3,872
Total operating expenses	9,840	3,386	30,912	13,953
Operating loss	(7,629)	(456)	(20,745)	(5,415)
Interest expense, net	(377)	(398)	(1,589)	(1,493)
Other income (expense), net	(16)	(288)	126	(392)
Net loss	$(8,022)	$(1,142)	$(22,208)	$(7,300)
Net loss per share-basic and diluted	$(0.33)	$(8.15)	$(1.22)	$(52.08)
Shares used to compute net loss per share-basic and diluted	24,569,866	140,192	18,140,863	140,192

Tranzyme, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$40,930	$17,373
Accounts receivable, net	656	1,006
Investment tax credits receivable	838	348
Prepaid expenses and other assets	1,116	497
Total current assets	43,540	19,224
Deferred offering costs	—	1,068
Furniture, fixtures and equipment, net	1,171	1,302
Total assets	$44,711	$21,594
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$1,971	$806
Accrued liabilities	1,549	1,165
Current portion of deferred revenue	5,574	7,243
Current portion of notes payable	238	1,854
Total current liabilities	9,332	11,068
Warrant liability	—	271
Deferred revenue, less current portion	—	5,050
Notes payable, less current portion	10,734	10,951
Other long-term liabilities	163	193
Total liabilities	20,229	27,533
Total stockholders' equity	24,482	(5,939)
Total liabilities and stockholders' equity	$44,711	$21,594

Corporate Inquiries:
Susan Sharpe
Director, Corporate Communications
(919) 328-1109
ssharpe@tranzyme.com

Investor Inquiries:
David Carey
Lazar Partners, Ltd.
(212) 867-1768
dcarey@lazarpartners.com